UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 22, 2005

                       CHINA CABLE AND COMMUNICATION, INC.

                 (Exact name of registrant as specified in Charter)

          Delaware                     2-98997-NY               11-2717273
(State or other jurisdiction of    (Commission File No.)       (IRS Employee
incorporation or organization)                               Identification No.)

           No. 22 Bei Xin Cun Hou Street, Xiang Shan, Haidian District
                 Beijing 100093, the People's Republic of China
                    (Address of Principal Executive Offices)
                                (86) 10-8259 9426
                                -----------------

                            (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

As used in this report, "we", "us", "our", "company" or "CCCI" refers to China Cable and Communication, Inc., a Delaware corporation.

On November 19, 2005, we entered into a Stock Purchase Agreement (the "Purchase Agreement") with Mr. Chang-ping Mei, a third party independent of the Company's directors, officers and major shareholder. Pursuant to the Purchase Agreement, we agreed to acquire the 100% interest in Golden Harvest Yield Limited ("Golden Harvest"), a company incorporated under the laws of the British Virgin Islands, from Mr. Mei at a cash consideration of $8 million. Golden Harvest signed an operating agreement with Beijing Wei Zhong Hospital to operate the hospital for a term of 15 years starting from January 1, 2002. On August 8, 2005, a business valuation of the operating agreement was carried out by Beijing Jingjiaxin CPA Company Limited. The appraised value of the business, based on the discounted cash flow model is RMB84,164,059 (approximately $10,390,000).

On November 19, 2005, CCCI entered into another Stock Sale Agreement (the "Sale Agreement") with Mr. Mei. Pursuant to the Sale Agreement, we agreed to sell the 100% interest in Broadway Offshore Limited, a company incorporated under the laws of the British Virgin Islands at a cash consideration of $8 million. The cash consideration payable by Mr. Mei was offset against the cash consideration to be paid by CCCI to Mr. Mei in respect of the Purchase Agreement as mentioned above. Broadway Offshore Limited owned 49% of the issued and outstanding shares of capital stock on a fully diluted basis of Baoding Pascali Broadcasting Cable Television Integrated Information Networking Co., Ltd. (the "Joint Venture"). The Joint Venture is a Sino-Foreign joint venture established in the People's Republic of China, between Broadway Offshore Limited and Baoding Pascali Multimedia Transmission Networking Co., Ltd., a Chinese state-owned enterprise. The Joint Venture operates a cable television network in the municipality of Baoding, near Beijing in China. The Joint Venture has over 200,000 subscribers in a market with a population of over 10 million.

Item 2.01 Completion of Acquisition or Disposition of Assets

The closing under the Purchase Agreement and the Sale Agreement with Mr. Mei was completed on November 19, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2005       CHINA CABLE AND COMMUNICATION, INC.

                              By: /s/ Hong-Tao Li
                                 -------------------------------------
                                 Hong-Tao Li
                                 Director